Exhibit 23

ALBRECHT,VIGGIANO, ZURECK & COMPANY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
25 SUFFOLK COURT
HAUPPAUGE, NY 11788
(631) 434-9500

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-K of Smithtown Bancorp, Inc. of our report dated January 17, 2003, included in the 2002 Annual Report to Shareholders of Smithtown Bancorp, Inc.

Hauppauge, New York
January 17, 2003